                                                                   EXHIBIT 10.14

                        DEFERRED COMPENSATION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 18th day of April, 1995, by and between WORLD CABLE COMMUNICATIONS, INC. a corporation organized under the laws of the State of New York with a principal place of business in Hartford, Connecticut (hereinafter called "WCCI") and GILBERT TASH, (hereinafter called "TASH");

                                  WITNESSETH:

     WHEREAS, TASH desires to defer receipt of a portion of his salary and any bonus earned from WCCI during 1994 until otherwise specified in this Agreement; and

     WHEREAS, WCCI desires to defer the payment of such compensation to TASH and is willing to assist TASH in the deferral of such compensation by entering into this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, WCCI and TASH agree as follows:

     1. Deferred Compensation. TASH hereby irrevocably elects to defer the receipt by his bonus of $43,400 earned in 1994 until the earliest of such date as are provided in paragraph 3 hereof. WCCI hereby agrees to pay the amounts of such Deferred Compensation to TASH, at the earliest of such dates as are provided in paragraph 3 hereof. Notwithstanding the aforesaid, to the extent that TASH becomes liable for United States or foreign payroll taxes including but not limited to Federal Social Security ("FICA") taxes or Federal Unemployment ("FUTA") taxes with respect to such Deferred Compensation, WCCI shall pay to TASH currently, from the amounts of compensation which would otherwise be deferred hereunder, an amount of compensation which, after U.S. federal or foreign income taxes are paid with respect to such amounts, would allow TASH to satisfy his liability for said payroll taxes.

     2. Deferred Compensation Account. WCCI shall maintain on its books and records a Deferred Compensation Account to record its liability for future payments of Deferred Compensation. WCCI shall not be required, however, to segregate or earmark any of its assets for the benefit of TASH or, in the event of his death, TASH's spouse, estate or any other beneficiary. The amount reflected in said Deferred Compensation shall be available for WCCI's general corporate purposes and shall be available to WCCI's general creditors. Neither TASH nor his spouse, estate or any other beneficiary may assert any right or claim by reason of this Agreement against any specific asset or WCCI. TASH's right of payment pursuant to this Agreement shall only be a contractual right against WCCI for the amount reflected in the Deferred Compensation Account with respect to TASH. Nothing contained in this Agreement, and no action taken pursuant to the provisions hereof, shall create or be construed to create a trust of any kind or a fiduciary relationship between WCCI and TASH or any other person.

     3. Payment of Deferred Compensation. This Agreement shall continue in force until the first to occur of: (1) TASH's severance of employment from WCCI or its affiliates, (2) two years from the date of this agreement, or (3) the written agreement, signed by the parties, terminating this Agreement. At such time, this Agreement shall terminate and the entire amount then constituting TASH's Deferred Compensation Account shall be due and payable to TASH. If the severance of employment of TASH occurs by reason of his death, payment shall be made to the beneficiary designated by TASH to receive such payment, or if none, to TASH's spouse, if any, or if none to TASH's estate.

     4. General Provisions.

          (a) This Agreement may be amended or modified only by a written agreement duly executed by the parties hereto and no agreement other than one in writing executed by the parties hereto shall be binding on the parties.

          (b) Either party has the right to assign this Agreement, provided such assignee agrees to abide by and be bound by the terms and conditions set forth herein.

          (c) Nothing contained herein shall be interpreted to impose any obligation on WCCI or its affiliates to continue the employment of TASH, or to otherwise modify TASH's status as an Employee at will.

          (d) This Agreement may be simultaneously executed in counterparts, each of which shall be deemed to be an original but which together shall constitute but one and the same instrument.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. WCCI and TASH hereby agree to submit to the jurisdiction of the state and federal courts located in Connecticut for the resolution of any dispute that may arise under this Agreement.

     IN WITNESS WHEREOF, WCCI, by its duly authorized representative, and TASH have executed this Agreement as of the day and year first written above.

WITNESS:                                   WORLD CABLE COMMUNICATIONS, INC.
/s/ GREGORY GRUSSE
-------------------------------

/s/ DARRA DASILVA                          By /s/ R. STEELE
--------------------------------           ------------------------------------
                                           Name: Richard B. Steele
                                           Title: Vice President

                                           /s/ GILBERT P. TASH
                                           -------------------------------------
WITNESS:                                   Gilbert Tash

/s/ ERDEN B. TASH
--------------------------------

--------------------------------

                                     GILBERT L. TASH
                                     SENIOR VICE PRESIDENT OF ENGINEERING
                                     UL. CZYZEWSKIEGO 40, 80-336 GDANSK,
                                     POLAND
                                     TEL 48 58 52-08-11  FAX 48 58 52-31-23
                                     HOME TEL 48 58 22-01-85  FAX 48 58 22-36-67
[LOGO]
--------------------------------------------------------------------------------

To: Rick Steele
Date: June 8, 1993
Fax:
Subj: Gil Tash's Relocation to Warsaw

     I have located a house in Warsaw that is approximately equal to the one that I live in, in Gdynia. The monthly lease is $1,800 per month, in Warsaw versus $650 per month, in Gdynia. I will relocate on July 1, 1993.

     The following expenses will be incurred as a result of the relocation.

     - Estimated cost to move furniture and personal effects. 25,000,000 PLZ. ($1,500).

     - Housing allowance at $1,000 per month. Allowed for in my agreement letter.

     - An advance to cover one year lease payment $21,600. I will reimburse the company $9,600 at $800 per month if that is acceptable. If I can negotiate a six month lease, I will.

     I will close this deal on June 25, 1993, if you find the deal acceptable.

                                                 /s/ RICHARD B. STEELE

                                          --------------------------------------

[LOGO]

PETER L. JONES
Wiceprezes

                                                              September 25, 1991

Mr. Gilbert Tash
909 Calle Nuevo
San Clemente, Ca 92672

Dear Gil,

     Again, let me say how glad I am that you have agreed to join our team here in Poland. I know all our staff in Warsaw, Gdansk and Katowice welcome the opportunity to work with you.

     You will be employed by Chase International, Hartford Ct. and seconded to Polska Telewizja Kablowa and will be assigned to our Coporate [sic] Staff as Sr Vice President of Engineering. Your salary will be $120,000 per year and you will have the opportunity to earn an additional $30,000 in the form of an annual bonus, the terms of which you and I will separately agree. Reasonable moving expenses to move your personal effects to Poland will be paid by the company, as a result of approved quotations. Should you choose not to bring any household goods to Poland the Company will pay you a one time amount of $4500.

     Should you be required to reside in Warsaw the company will pay one half of your household rental costs up to a total monthly rental of $2000. A Company vehicle will be provided for your business use and you will be afforded three weeks paid vacation per year. Two round trip business class tickets for you, your wife and your son Rusty to Los Angeles will be provided per year. Should the company wish to terminate your services prior to the end of this contract you will be given three months notice and your expenses to relocate to the United States will be provided by the company. I understand that you will be arriving in Poland on September 25, 1991, and the company will provide 30 days of temporary accommodation while you look for a permanent residence.

     Again, Welcome aboard.

                                          /s/ PETER L. JONES

                                          --------------------------------------
                                          Peter L. Jones, V.P.
                                          Polska Telewizja Kablowa

Plus six months severance [handwritten]

                                            Replaced by new agreement Sep. 25/91
                                                                   [handwritten]

  ---------------------------------------------------------------------------
       POLSKA TELEWIZJA KABLOWA S.A. ul. Niedzwiedzia 10, 02-737 Warszawa
                     tel. 43-32-73, 43-49-14, fax 43-49-14

                     POLAND CABLEVISION (NETHERLANDS) B.V.
                              ONE COMMERCIAL PLAZA
                               HARTFORD, CT 06103

                                                                  April 17, 1994

Mr. Gilbert Tash
303 EANC San Juan
San Clemente, CA 92672

RE:  1994 Incentive Compensation

Dear Gil:

     As we discussed in Warsaw this past week, this letter will confirm that your 1994 potential bonus award is $80,000 and the criteria to be utilized in determining your 1994 bonus is attached as Schedule A.

     Your performance is critical for the Company to achieve its 1994 goals, and I hope that this bonus program will provide the incentive for, and ultimately recognition of, superior achievement in 1994.

                                          Very Truly Yours,

                                          /s/ RICHARD STEELE

                                          Richard Steele
                                          Managing Director

cc: A. Chase

                                    GIL TASH
                              1994 BONUS CRITERIA

I.  BONUS CRITERIA

     The bonus amount to be received by employee shall be determined by multiplying the bonus potential by the award percentage, which is determined by the weightings set forth below:

FINANCIAL

Revenues versus Budget for each system.*.....................................    5.0%
Operating Expenses versus Budget for each system.*...........................    5.0
Net Operating Income versus Budget for each system.*.........................   15.0
Net Operating Margin as a percentage of total revenues versus Budget for each
  system.*...................................................................    5.0
Other financial attributes, including accuracy and timeliness of financial
  reporting and receivables management.......................................    5.0
                                                                                 ---
     Total...................................................................             35.0%

MARKETING
Overall penetration rate versus Budget for each system.*.....................    2.0
ReMarket subscribers as a percentage of disconnects versus Budget (all
  systems)...................................................................    2.0
Number of subscribers acquired versus Budget for each system.*...............    6.0
Overall marketing effort, system promotion and sales of new services/tiers
  (all systems.).............................................................    2.0
                                                                                 ---
     Total...................................................................             12.0

CONSTRUCTION
Cost per home passed versus Budget for each system.**........................    5.0
Cost per subscriber versus Budget for each system.**.........................    5.0
Timeliness of construction versus Budget for horizontal plant and homes
  passed for each system.**..................................................    5.0
Development of Polish staff and systems......................................    5.0
Purchasing/In-kind capital contributions.....................................    5.0
Development of MMDS system(s) (timing and cost versus budget)................    5.0
                                                                                 ---
     Total...................................................................             30.0

CORPORATE DEVELOPMENT
Acquisition, rebuilding or initial design of new cable systems in a cost
  effective and profitable manner............................................    5.0
TPSA joint venture construction and telephone opportunities..................    5.0
Financing....................................................................    5.0
                                                                                 ---
     Total...................................................................             15.0

GENERAL PERFORMANCE
Working effectively with Polish staff........................................    2.0
Development of Polish staff..................................................    2.0
Timeliness and accuracy of financial statements..............................    2.0
Preparation of 1994 Budget...................................................    2.0
                                                                                 ---
     Total...................................................................              8.0
                                                                                         -----
          Grand Total........................................................            100.0%
                                                                                         =====

     Where applicable, the award percentage shall be determined by the following formula if a numerical calculation versus budget is applicable:

                                                                            % OF AWARD
        % OF BUDGET                                                         PERCENTAGE
        ----------------------------------------------------------------    ----------
           80...........................................................         40
           90...........................................................         75
          100...........................................................        100
          110...........................................................        110

     If a numerical calculation is not possible, a subjective judgment will be made by Arnold Chase and Richard Steele.
---------------

 * Weightings for Gdansk system will be twice the weighting for each other system. For example, if total available is 5%, Warsaw will be 1%, Krakow 1%, Katowice 1%, and Gdansk 2%.

** Weightings will be equal between systems, i.e., Warsaw, Gdansk, Krakow and Katowice all at same percentage.

                        WORLD CABLE COMMUNICATIONS, INC.
                             C/O CHASE ENTERPRISES
                              ONE COMMERCIAL PLAZA
                          HARTFORD, CONNECTICUT 06103

                                                 Effective as of January 1, 1992

HAND DELIVERED
-----------------------

Mr. Gilbert Tash

     Re:  World Cable Communications, Inc.
        Amendment to Employment Letter Agreement dated September 25, 1991

Dear Gil:

     This letter amends the letter dated September 25, 1991, from Peter Jones (the "Letter") regarding your employment with World Cable Communications, Inc. ("WCCI").

     1. Notwithstanding anything to the contrary in the Letter, effective January 1, 1992, and throughout 1992, your total annual compensation (salary, incentive compensation and living expenses) is set forth as follows:

          a. Your annual salary shall be in the amount of Fifty-Four Thousand Four Hundred Dollars ($54,400.00), payable to you in the regular payroll cycle in arrears.

          b. You shall be given an annual allowance for reasonable living expenses in the amount of Twenty Five Thousand Two Hundred Dollars ($25,200.00). This amount may be paid to you with the regular payroll cycle, by payment of the appropriate expenses submitted by you directly to WCCI or other schedule to be mutually agreed upon, although it will be your responsibility to maintain appropriate documentation.

          c. We agree that you have earned an incentive compensation payment for the year 1991 in the amount of Fifty Seven Thousand Five Hundred Dollars ($57,500.00) payable as follows:

             (i) Fifty Thousand Dollars ($50,000.00) payable in 1992 in equal biweekly payments in arrears;

             (ii) Seven Thousand Five Hundred Dollars ($7,500.00) payable in one or more lump sum payments on or before December 31, 1992.

          d. You shall be eligible to receive an annual incentive compensation payment, payable in the year subsequent to which it was earned, of up to Eighty Thousand Dollars ($80,000.00) as follows:

             (i) Fifty Thousand Dollars ($50,000.00) shall be payable in equal biweekly payments in arrears with the normal payroll cycle, conditioned upon your continued employment with WCCI; and

             (ii) The amount and timing of the remainder (up to Thirty Thousands Dollars ($30,000.00)) shall be paid in WCCI's reasonable discretion, considering your performance and the performance of Polska Telewizja Kablowa, S.A. ("PTK").

     2. For years subsequent to 1992, your total annual compensation shall be as follows:

          a. Your annual salary shall be in the amount of Fifty-Four Thousand Four Hundred Dollars ($54,400.00).

          b. You shall be given an annual allowance for reasonable living expenses in the amount of Twenty-Five Thousand Two Hundred Dollars ($25,200.00). This amount may be paid to you with the regular payroll cycle, by payment of appropriate expenses submitted by you directly to WCCI or other schedule to be mutually agreed upon, although it will be your responsibility to maintain appropriate documentation.

          c. You shall be eligible to receive an annual incentive compensation payment, payable in the year subsequent to which it was earned, of up to Eighty Thousand Dollars ($80,000.00) as follows:

             (i) Fifty Thousand Dollars ($50,000.00) shall be payable in equal biweekly payments in arrears with the normal payroll cycle, conditioned upon your continued employment with WCCI; and

             (ii) The amount and timing of the remainder (up to Thirty Thousand Dollars ($30,000.00)) shall be paid in WCCI's reasonable discretion, considering your performance and the performance of PTK.

     3. Any benefits for which you are eligible under WCCI's policies and procedures shall be based upon your annual salary, living expenses and the portion of your incentive compensation payment described in Section 1.c(i) and/or 2.c(i).

     4. With respect to scheduling vacation time, WCCI and you shall make every effort to schedule vacation time in connection with business trips approved by WCCI.

     5. Unless otherwise modified herein, all other terms and conditions of the letter shall continue in full force and effect.

     Please indicate your understanding and acceptance of the terms set forth herein by signing in the space provided below. Please return one fully executed original to my attention.

                                          Very truly yours,

                                          WORLD CABLE COMMUNICATIONS, INC.

                                          By: /s/ Richard B. Steele

                                            ------------------------------------
                                            Richard B. Steele
                                            Its Vice President

cc: Cheryl Chase Freedman, Esq.
    Arnold L. Chase
    Lissa Newman

    ACKNOWLEDGED AND ACCEPTED

    /s/ Gilbert Tash

    -------------------------------------------------------------
    Gilbert Tash